Exhibit 99.1

Investor Relations Contact:	Todd Friedman or
Karen Fisher	Stacie Bosinoff
DivX, Inc.	The Blueshirt Group
858-882-6415	415-217-7722
kfisher@divxcorp.com	todd@blueshirtgroup.com
stacie@blueshirtgroup.com

Media Contact:

Jennifer Baumgartner

DivX, Inc.

503-901-5371

Jbaumgartner@divxcorp.com

DivX, Inc. Reports Fourth Quarter and Fiscal Year 2009 Financial Results

Company Exceeds Guidance with Revenue of $20.1 million and non-GAAP

EPS of $0.07

Strong Results Driven by Growing Diversification of Technology Licensing Business

Balance Sheet Remains Strong with $144 Million or $4.38 per Share in Cash and Investments

SAN DIEGO, March 3, 2010 /PRNewswire-FirstCall/ — DivX, Inc. (Nasdaq: DIVX), a leading digital media company, today announced results for the three months and year ended December 31, 2009.

The Company reported revenues for the fourth quarter of $20.1 million, comprised of $17.9 million of technology licensing revenues and $2.1 million of media and other distribution and services revenues. This compares to revenues of $23.2 million reported for the same period a year ago, which included $20.5 million of technology licensing revenues and $2.7 million of media and other distribution and services revenues.

“As we exit 2009, we closed the fourth quarter with strong financial results well ahead of our guidance,” stated Kevin Hell, Chief Executive Officer for DivX, Inc. “Key areas of strength included technology licensing and online software distribution. Looking forward, we continue to see solid opportunities to grow and diversify our core technology licensing business. In addition, with our DivX TV initiative, we are positioned to enable a new streaming distribution model that will transform the consumer experience and deliver on the promise of digital entertainment for consumers, content providers and consumer electronics manufacturers alike.”

GAAP net loss in the fourth quarter of 2009 was $34,000, or $0.00 per diluted share. Non-GAAP net income in the fourth quarter of 2009 was approximately $2.3 million, or $0.07 per diluted share. Non-GAAP net income and earnings per diluted share exclude the following items: (1) non-cash share-based compensation of approximately $2.4 million ($1.5 million, or $0.04 per diluted share, net of related taxes); (2) the scheduled amortization of purchased intangible assets related to the acquisition of MainConcept of $577,000 ($347,000, or $0.01 per diluted share, net of related taxes); (3) adjustments to the fair value of the Company’s contingent consideration liability related to the acquisition of AnySource Media of $383,000 ($230,000, or $0.01 per diluted share, net of related taxes); (4) the foreign exchange loss on the Company’s Euro-denominated intercompany loan of $60,000 ($36,000, or less than $0.01 per diluted share, net of related taxes); and (5) a non-cash charge of $252,000, or $0.01 per diluted share, related to the write-off of deferred tax assets associated with cancelled stock options.

For the twelve months ended December 31, 2009, the Company reported $70.6 million in total revenues. GAAP net income for the twelve months ended December 31, 2009 was $131,000, or $0.00 per diluted share. DivX generated non-GAAP net income of $3.1 million, or $0.09 per diluted share for the twelve months ended December 31, 2009. Non-GAAP net income and earnings per share for the twelve month period excludes the following items: (1) non-cash share-based compensation of approximately $9.3 million ($5.6 million, or $0.17 per diluted share, net of related taxes); (2) the scheduled amortization of purchased intangible assets related to the acquisition of MainConcept of approximately $2.2 million ($1.3 million, or $0.04 per diluted share, net of related taxes); (3) the foreign exchange benefit on the Company’s Euro-denominated intercompany loan of $145,000 ($87,000, or less than $0.01 per diluted share, net of related taxes; (4) a $9.5 million litigation settlement gain ($5.7 million, or $0.17 per diluted share, net of related taxes); (5) adjustments to the fair value of the Company’s contingent consideration liability related to the acquisition of AnySource Media of $412,000 ($248,000, or $0.01 per diluted share, net of related taxes); and (6) a non-cash charge of approximately $1.6 million, or $0.05 per diluted share, related to the change in value of certain deferred tax assets due to a change in California income tax law enacted during 2009, and the write-off of deferred tax assets associated with cancelled stock options.

Dan Halvorson, Chief Financial Officer and Executive Vice President Operations, added, “During our fourth quarter, revenue contribution from our emerging product categories such as digital TVs, Blu-ray players and mobile phones was over 25% of total technology licensing revenues and a clear sign that our revenue streams are diversifying. We will continue to manage expenses while investing in technical innovation that we believe will drive growth in our core and new businesses. We ended 2009 with approximately $144 million in cash and investments and a strong balance sheet.”

First Quarter 2010 Fiscal Outlook

The following table summarizes the Company’s financial guidance for the first quarter of 2010. The following estimates are based on the Company’s current business outlook as of the date of this press release:

Q1’10 Guidance
Revenue (in millions)	$20.5 - $21.5

GAAP earnings (loss) per share, diluted	$(0.02) - $0.00

Adjustments:

Non-cash share-based compensation expense, net of related taxes	$0.04

Amortization of purchased intangibles, net of related taxes	$0.01

Adjustments to fair value of AnySource acquisition contingent consideration, net of related taxes	$0.01

Non-GAAP earnings per share, diluted	$0.04 - $0.06

These first quarter 2010 estimates are based on:

1.	Expected revenues from technology licensing of approximately 90% of total revenues; expected revenues for media and other distribution and services of approximately 10% of total revenues;

2.	A projected non-GAAP effective tax rate of approximately 40% which is dependent on the effective tax rates in various domestic and foreign jurisdictions;

3.	Anticipated non-cash share-based compensation expense of approximately $2.4 million ($1.4 million, or $0.04 per diluted share, net of related taxes);

4.	The scheduled amortization of purchased intangible assets related to the acquisition of MainConcept of approximately $500,000 ($300,000, or $0.01 per diluted share, net of related taxes);

5.	The impact of contingent consideration fair value true-ups related to the acquisition of AnySource Media of approximately $300,000 ($180,000, or $0.01 per diluted share, net of related taxes); and

6.	No significant foreign exchange benefit or expense on the Company’s Euro-denominated intercompany loan.

Quarterly Conference Call

DivX management will host a conference call and simultaneous audio webcast to discuss its fourth quarter and full year 2009 results on March 3, 2010 at 1:30 p.m. Pacific Time or 4:30 p.m. Eastern Time. To participate in the call, please dial (888) 452-4023 or outside the U.S. (719) 325-2494 to access the conference call at least five minutes prior to the start time. A live audio webcast will be available on the Events and Presentations page at http://investors.divx.com.

In addition, an audio replay of the call will be available between 7:30 p.m. Eastern Time March 3, 2010 and Midnight, Eastern Time March 10, 2010 by calling (888) 203-1112 or (719) 457-0820, with passcode 4803803.

About DivX, Inc.

DivX, Inc. is a leading digital media company that enables consumers to enjoy a high-quality video experience across any kind of device. DivX creates, distributes and licenses digital video technologies that span the “three screens” comprising today’s consumer media environment — the PC, the television and mobile devices. Over 250 million DivX devices have shipped into the market from leading consumer electronics manufacturers. DivX also offers content providers and publishers a complete solution for the distribution of secure, high-quality digital video content. Driven by a globally recognized brand and a passionate community of hundreds of millions of consumers, DivX is simplifying the video experience to enable the digital home. For more information, visit www.divx.com.

Forward-Looking Statements

Statements in this press release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, references to the expected growth and earnings potential of the Company’s business, the Company’s position in the digital media space, including DivX TV, the anticipated growth of emerging products as a percentage of the Company’s total technology licensing revenues, the Company’s ability to manage expenses, the anticipated financial results for the first quarter of 2010, and the anticipated impact of the acquisition of AnySource Media to the Company, its customers and partners. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to: the risk that customer use of DivX technology may not grow as anticipated; the risk that anticipated market opportunities, including DivX TV, may not materialize at expected levels, or at all; uncertainties related to the current macroeconomic climate; the risk that the Company’s activities may not result in the growth of profitable revenues; risks related to the implementation of the acquisition of AnySource Media; the risk that the Company’s financial performance for the first quarter of 2010 may not meet expectations; risks and uncertainties related to the maintenance and strength of the DivX brand; the Company’s ability to penetrate existing and new markets; the effects of competition; the Company’s dependence on its licensees and partners; the effect of intellectual property rights claims; risks relating to the Company’s ability to integrate acquired businesses and technologies into its existing infrastructure; and other factors discussed in the “Risk Factors” section of the Company’s most recent reports filed with the SEC. All forward-looking statements are qualified in their entirety by this cautionary statement. DivX is providing this information as of the date of this release and does not undertake any obligation to update any forward-looking statements contained in this release as a result of new information, future events or otherwise, other than as required under applicable securities laws.

Non-GAAP Financial Measures; GAAP EPS

DivX has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP net income (loss) and earnings (loss) per diluted share, which excludes non-cash share-based compensation expense, litigation settlement gain, the amortization of purchased intangible assets, the foreign exchange impact of our Euro-denominated intercompany loan, the AnySource acquisition contingent consideration, and the non-cash charge related to the change in value of certain deferred tax assets. This non-GAAP information is provided to enhance the reader’s overall understanding of our current financial performance and prospects for the future. Specifically, we believe this information provides useful comparative data by excluding non-cash share-based compensation expense, which is not consistent from period-to-period. Also, we believe that the exclusion of the litigation settlement gain, amortization of purchased intangible assets, the AnySource acquisition contingent consideration, the foreign exchange impact of our Euro-denominated intercompany loan, and the change in value of certain tax deferred assets provides useful comparative data by reflecting our business operations in a manner that is consistent with expected future operations. Management has historically used non-GAAP net income (loss) and non-GAAP earnings (loss) per diluted share when evaluating operating performance because we believe the exclusion of the items described above provides an additional measure of our core operating results and facilitates comparisons of our core operating performance against prior periods and our business model objectives. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with GAAP. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

We will continue to evaluate the factors that might impact non-cash share-based compensation expense and accruals for income tax provision. The non-cash share-based compensation expense is expected to vary depending on the number of new grants issued to both current and new employees, and changes in the Company’s stock price, stock market volatility, expected option life, and risk-free interest rates (all of which are difficult to estimate). In addition, the factors that impact our deferred tax assets are expected to vary from period-to-period, also making our effective tax rate difficult to estimate.

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DivX, Inc.

CONSOLIDATED CONDENSED BALANCE SHEETS

(in thousands)

	December 31,
	2009	2008
Assets
Current assets:
Cash and cash equivalents	$14,883	$43,442
Short-term investments	125,047	73,897
Accounts receivable, net	2,521	7,263
Deferred tax assets, current	1,025	1,841
Prepaid expenses and other current assets	6,080	4,732

Total current assets	149,556	131,175

Property and equipment, net	2,143	3,811
Long-term investments	3,779	17,968
Deferred tax assets, long-term	13,178	10,547
Purchased intangible assets, net	13,340	10,968
Goodwill	18,528	10,358
Other assets	7,074	8,574

Total assets	$207,598	$193,401

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,853	$1,319
Accrued expenses	8,399	7,909
Deferred revenue	5,350	6,185

Total current liabilities	15,602	15,413

Long-term liabilities	6,821	3,888

Total liabilities	22,423	19,301

Stockholders’ equity	185,175	174,100

Total liabilities and stockholders’ equity	$207,598	$193,401

DivX, Inc.

CONSOLIDATED CONDENSED STATEMENTS OF INCOME

(in thousands, except per share data)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
Net revenues:
Technology licensing	$17,949	$20,476	$64,922	$75,072
Media and other distribution and services	2,111	2,679	5,684	18,833

Total net revenues	20,060	23,155	70,606	93,905

Cost of revenue:
Cost of technology licensing (excludes amortization of purchased developed intangibles)	2,271	927	9,167	3,882
Cost of media and other distribution and services	113	166	545	714

Total cost of revenues	2,384	1,093	9,712	4,596

Gross profit	17,676	22,062	60,894	89,309

Operating expenses:
Selling, general and administrative (1) (2)	11,990	12,748	49,270	54,597
Product development (1) (2)	5,701	4,751	20,647	20,184
Litigation settlement gain	—	—	(9,500)	—
Impairment of acquired intangibles	—	632	—	1,882

Total operating expenses	17,691	18,131	60,417	76,663

Income (loss) from operations	(15)	3,931	477	12,646

Interest income (expense), net	310	770	1,646	4,445
Other income (expense), net	5	(304)	301	(479)

Income before income taxes	300	4,397	2,424	16,612
Income tax provision	334	1,828	2,293	6,604

Net income (loss)	$(34)	$2,569	$131	$10,008

Basic net earnings (loss) per share	$0.00	$0.08	$0.00	$0.30

Diluted net earnings (loss) per share	$0.00	$0.08	$0.00	$0.30

Shares used to compute basic net earnings (loss) per share	32,764	32,392	32,628	32,946

Shares used to compute diluted net earnings (loss) per share	33,093	32,774	32,972	33,458

(1) Includes share-based compensation as follows:
Selling, general and administrative	$2,065	$1,518	$7,351	$6,739
Product development	365	680	1,938	2,282

	$2,430	$2,198	$9,289	$9,021

(2) Includes Stage6 operating costs and related accruals as follows:
Selling, general and administrative	$—	$—	$—	$3,103
Product development	—	—	—	230

	$—	$—	$—	$3,333

DivX, Inc.

UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS

(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
Net Income:
GAAP net income (loss)	$(34)	$2,569	$131	$10,008
Share-based compensation	2,430	2,198	9,289	9,021
Amortization of purchased intangible assets	577	476	2,178	2,128
Foreign exchange impact on intercompany loan	60	32	(145)	236
Litigation settlement gain	—	—	(9,500)	—
Adjustments to the fair value of Anysource acquisition contingent consideration	383	—	412	—
Valuation allowance / adjustments on deferred tax assets	252	—	1,590	—
Stage6 operating costs and related accruals	—	—	—	3,333
Impairment of acquired intangibles	—	632	—	1,882
Income tax effects of pre-tax adjustments	(1,375)	(1,284)	(889)	(6,922)

Non-GAAP net income	$2,293	$4,623	$3,066	$19,686

Diluted earnings per share:
GAAP diluted earnings (loss) per share	$0.00	$0.08	$0.00	$0.30
Share-based compensation	0.07	0.07	0.28	0.27
Amortization of purchased intangible assets	0.02	0.01	0.07	0.06
Foreign exchange impact on intercompany loan	—	—	—	0.01
Litigation settlement gain	—	—	(0.29)	—
Adjustments to the fair value of Anysource acquisition contingent consideration	0.01	—	0.01	—
Valuation allowance / adjustments on deferred tax assets	0.01	—	0.05	—
Stage6 operating costs and related accruals	—	—	—	0.10
Impairment of acquired intangibles	—	0.02	—	0.06
Income tax effects of pre-tax adjustments	(0.04)	(0.04)	(0.03)	(0.21)

Non-GAAP diluted earnings per share	$0.07	$0.14	$0.09	$0.59

Non-GAAP shares used to compute diluted net earnings per share	33,093	32,774	32,972	33,458

The following table sets forth the computation of Non- GAAP basic and diluted net earnings per share:
Numerator:
Net income	$2,293	$4,623	$3,066	$19,686

Denominator:
Weighted-average common shares outstanding (basic)	32,764	32,392	32,628	32,946

Weighted-average common shares outstanding (diluted)	33,093	32,774	32,972	33,458

Basic net earnings per share	$0.07	$0.14	$0.09	$0.60

Diluted net earnings per share	$0.07	$0.14	$0.09	$0.59

DivX, Inc.

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOW

(in thousands)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
Net cash provided by operating activities	$2,678	$7,576	$18,137	$23,472

Net cash (used in) provided by investing activities	(13,342)	(3,505)	(48,000)	25,514

Net cash provided by (used in) financing activities	349	(481)	1,330	(19,939)

Effect of exchange rate changes on cash	(130)	(130)	(26)	(137)

Net (decrease) increase in cash and cash equivalents	(10,445)	3,460	(28,559)	28,910
Cash and cash equivalents at beginning of period	25,328	39,982	43,442	14,532

Cash and cash equivalents at end of period	$14,883	$43,442	$14,883	$43,442